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This report is signed on behalf of the registrant (or depositor or trustee) in the City of Minneapolis and State of Minnesota on the twenty-fourth day of March, 1997.



                    Great Hall Investment Funds, Inc.



      Witness:  Julie K.Getchell                By:  J. Scott Spiker
                --------------------------           -----------------------
                Julie K. Getchell                    J. Scott Spiker
                Chief Administrative Officer         Chief Executive Officer